Exhibit 99B(m)(4)(A)(i)

AMENDED SCHEDULE A

SCHEDULE OF SERIES

with respect to the

SHAREHOLDER SERVICE PLAN

for

ING INVESTORS TRUST

Single Class Series

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds World Allocation Portfolio

Class
Multiple Class Series	Service	Service 2

ING AllianceBernstein Mid Cap Growth Portfolio	X	X
ING BlackRock Inflation Protected Bond Portfolio	X	N/A
ING BlackRock Large Cap Growth Portfolio	X	X
ING BlackRock Large Cap Value Portfolio	X	X
ING Capital Guardian U.S. Equities Portfolio	X	X
ING Disciplined Small Cap Value Portfolio	X	X
ING Evergreen Health Sciences Portfolio	X	X
ING Evergreen Omega Portfolio	X	X
ING FMRSM Diversified Mid Cap Portfolio	X	X
ING Focus 5 Portfolio	X	N/A
ING Franklin Income Portfolio	X	X
ING Franklin Mutual Shares Portfolio	X	N/A
ING Franklin Templeton Founding Strategy Portfolio	X	N/A
ING Global Real Estate Portfolio	X	X
ING Global Resources Portfolio	X	X
ING Goldman Sachs Commodity Strategy Portfolio	X	X
ING International Growth Opportunities Portfolio	X	X
ING Janus Contrarian Portfolio	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X
ING JPMorgan Small Cap Core Equity Portfolio	X	X
ING JPMorgan Value Opportunities Portfolio	X	X
ING Julius Baer Foreign Portfolio	X	X
ING Legg Mason Value Portfolio	X	X
ING LifeStyle Aggressive Growth Portfolio	X	X

Class
Multiple Class Series	Service	Service 2
ING LifeStyle Conservative Portfolio	X	X
ING LifeStyle Growth Portfolio	X	X
ING LifeStyle Moderate Growth Portfolio	X	X
ING LifeStyle Moderate Portfolio	X	X
ING Limited Maturity Bond Portfolio	X	X
ING Liquid Assets Portfolio	X	X
ING Lord Abbett Affiliated Portfolio	X	X
ING Marsico Growth Portfolio	X	X
ING Marsico International Opportunities Portfolio	X	X
ING MFS Total Return Portfolio	X	X
ING MFS Utilities Portfolio	X	X
ING Multi-Manager International Small Cap Portfolio	X	X
ING Oppenheimer Active Asset Allocation Portfolio	X	N/A
ING Oppenheimer Main Street Portfolio®	X	X
ING PIMCO Core Bond Portfolio	X	X
ING PIMCO High Yield Portfolio	X	X
ING Pioneer Equity Income Portfolio	X	X
ING Pioneer Fund Portfolio	X	X
ING Pioneer Mid Cap Value Portfolio	X	X
ING Stock Index Portfolio	X	N/A
ING T. Rowe Price Capital Appreciation Portfolio	X	X
ING T. Rowe Price Equity Income Portfolio	X	X
ING Templeton Global Growth Portfolio	X	X
ING Van Kampen Capital Growth Portfolio	X	X
ING Van Kampen Global Franchise Portfolio	X	X
ING Van Kampen Global Tactical Asset Allocation Portfolio	X	N/A
ING Van Kampen Growth and Income Portfolio	X	X
ING Van Kampen Real Estate Portfolio	X	X
ING VP Index Plus International Equity Portfolio	X	X
ING Wells Fargo Disciplined Value Portfolio	X	X
ING Wells Fargo Small Cap Disciplined Portfolio	X	X

Plan last amended on the following date: January 31, 2008

Schedule A last amended on the following date: September 15, 2008